Exhibit 99.1

CIFC CORP.	Investor Relations
250 Park Avenue	Investor@CIFC.COM
New York, NY 10177	(646) 367-6633
NASDAQ: CIFC

CIFC Corp. Announces Third Quarter 2013 Results and a Quarterly Dividend

NEW YORK, November 7, 2013 - CIFC Corp. (NASDAQ: CIFC) (“CIFC” or the “Company”) today announced its results for the third quarter ended September 30, 2013.

Highlights

•	Economic Net Income (“ENI”, a non-GAAP measure) almost doubled to $13.2 million from $6.8 million in the third quarter of the prior year.

•	GAAP net income for the quarter was $8.2 million as compared to $0.7 million for the same period in the prior year.

•	Fee Earning AUM from loan-based products totaled $12.3 billion as of September 30, 2013 as compared to $11.0 billion as of September 30, 2012 and $12.4 billion as of June 30, 2013.

•
The Company sponsored the issuance of one new CLO and increased subscriptions to other loan-based products that represented approximately $607.2 million of new Fee Earning Assets Under Management ("Fee Earning AUM" or "AUM").

•	Subsequent to quarter end, the Company priced another CLO that represents approximately $500 million of new loan-based AUM. Funding for the new CLO is expected to occur in November 2013.

•
CIFC declares a third quarter cash dividend of $0.10 per share. The dividend will be paid on December 10, 2013 to shareholders of record as of the close of business on November 25, 2013. Year-to-date the Board of Directors has declared $0.20 in dividends per share.

Executive Overview

"We had growth in all revenue categories, especially incentive fees, which reflects continued strong performance relative to the return targets, particularly for the CIFC family of CLOs. New CLO issuance has continued at a robust pace albeit AUM remained flat due to the high runoff rate of legacy CLOs driven by very high loan refinancing volumes and its impact on older, amortizing CLOs. After quarter end, we priced our fourth CLO of 2013 and management continues to be excited about the company’s market positioning and prospects," said Peter Gleysteen, President and Chief Executive Officer.

Selected Financial Metrics
(In thousands, except per share data) (unaudited)

NON-GAAP FINANCIAL MEASURES (1)	3Q'13	3Q'12	% Change vs. 3Q'12	YTD '13	YTD '12	% Change vs. YTD'12
Management Fees - Senior	$5,746	$4,932	17%	$17,338	$14,656	18%
Management Fees - Subordinated	8,469	7,954	6%	26,409	21,876	21%
Incentive fees	4,932	727	>100%	12,099	1,160	>100%
Total Investment Advisory Fees	19,147	13,613	41%	55,846	37,692	48%
Net interest income	6,520	1,531	>100%	12,683	3,454	>100%
Realized net investment gains/(losses)	31	291	(89)%	6,056	(1,186)	>100%
Unrealized net investment gains/(losses)	(1,926)	624	>(100)%	(10,127)	2,286	>(100)%
Net Investment Income	4,625	2,446	89%	8,612	4,554	89%
Total ENI Revenues	23,772	16,059	48%	64,458	42,246	53%
Compensation and benefits	6,200	5,188	20%	19,053	16,479	16%
Other operating expenses	2,881	2,610	10%	9,196	9,002	2%
Corporate interest expense	1,460	1,487	(2)%	4,394	4,422	(1)%
Total ENI Expenses	10,541	9,285	14%	32,643	29,903	9%
ENI	$13,231	$6,774	95%	$31,815	$12,343	>100%
ENI per share - basic	$0.64	$0.34	88%	$1.53	$0.61	>100%
ENI per share - diluted (2) (3)	$0.54	$0.31	74%	$1.31	$0.59	>100%
ENI Weighted average shares outstanding - basic	20,798	19,957	4%	20,802	20,201	3%
ENI Weighted average shares outstanding - diluted (3)	25,939	24,818	5%	26,141	24,796	5%

NON-GAAP FINANCIAL MEASURES (1)	3Q'13	3Q'12	% Change vs. 3Q'12	YTD '13	YTD '12	% Change vs. YTD'12
EBIT (4)	$14,691	$8,261	78%	$36,209	$16,765	>100%
EBITDA (5)	$14,873	$8,414	77%	$36,739	$17,089	>100%
EBITDA Margin (6)	63%	52%	11%	57%	40%	17%
Fee Related EBITDA Margin (6)	54%	44%	10%	50%	33%	17%
ENI Margin (6)	56%	42%	14%	49%	29%	20%

NON-GAAP FINANCIAL MEASURES - AUM	9/30/2013	6/30/2013	% Change vs. 6/30/2013	9/30/2012	% Change vs. 9/30/12
Fee Earning AUM from loan-based products (7)	$12,280,555	$12,386,681	(1)%	$10,973,507	12%

SELECTED GAAP RESULTS	3Q'13	3Q'12	% Change vs. 3Q'12	YTD '13	YTD '12	% Change vs. YTD'12
Total net revenues	$1,922	$2,826	(32)%	$6,902	$8,272	(17)%
Total expenses	$13,171	$11,447	15%	$42,142	$43,519	(3)%
Net income (loss) attributable to CIFC Corp.	$8,150	$688	>100%	$18,480	$(6,215)	>100%
Earnings (loss) per share - basic	$0.39	$0.03	>100%	$0.89	$(0.31)	>100%
Earnings (loss) per share - diluted (2)	$0.34	$0.03	>100%	$0.77	$(0.31)	>100%
Weighted average shares outstanding - basic	20,798	19,957	4%	20,802	20,201	3%
Weighted average shares outstanding - diluted	25,563	21,908	17%	25,657	20,201	27%

Explanatory Notes:

(1)	See Appendix for a detailed description of these non-GAAP measures and reconciliations from net income (loss) attributable to CIFC Corp. to non-GAAP measures.

(2)	Numerator in the dilution calculation has been adjusted to add-back the effect of convertible note interest charges before taxes for ENI and after taxes for GAAP.

(3)
Total diluted ENI shares represents the pre-tax effect of weighted average shares outstanding. Dilution assumes (i) that shares are purchased from proceeds received from the exercise of dilutive options, (ii) the conversion of the convertible notes, and (iii) that all dilutive warrants have been fully exercised.

(4)	EBIT is ENI before corporate interest expense. See Appendix.

(5)	EBITDA is EBIT before depreciation of fixed assets. See Appendix.

(6)
EBITDA Margin is EBITDA divided by Total ENI Revenue. Fee Related EBITDA Margin is EBITDA less Net Investment Income divided by Total Investment Advisory Fees. ENI Margin is ENI divided by Total ENI Revenue.

(7)
Amount excludes Fee Earning AUM from non-core products, which consists of legacy ABS and Corporate Bond CDOs of $1.1 billion, $1.3 billion and $2.6 billion as of September 30, 2013, June 30, 2013 and September 30, 2012, respectively. Fee Earning AUM on CDOs are expected to continue to decline as these funds run-off per their contractual terms.

Third Quarter 2013 Financial Overview
CIFC reported ENI of $13.2 million for the third quarter of 2013, as compared to $6.8 million for the same period in the prior year. ENI increased period to period by $6.4 million primarily driven by favorable incentive fee performance on the Company's CLOs. Incentive fees increased as (i) more CLOs reached their incentive hurdles as compared to the same period in the prior year and (ii) the Company earned 50% of incentive fees realized on legacy CIFC CLOs (previously, all incentive fees were paid in connection with the 2011 merger). In addition, new CLOs and funds sponsored since the third quarter of 2012 contributed to an increase in management fees and the Company's investments in certain CLOs increased net interest income. These increases were partially offset by (i) the reversal of previous unrealized net investment gains due to the liquidation of an investment, (ii) decreases in management fees from certain legacy CLOs and CDOs that are amortizing pursuant to their contractual terms and (iii) slight increases in compensation expense to support the growth of the company.

CIFC reported GAAP net income attributable to CIFC Corp. of $8.2 million for the third quarter of 2013, as compared to $0.7 million in the same period of the prior year. GAAP operating results increased by $7.5 million from the prior year period primarily due to the activity noted above. In addition net losses from contingent liabilities decreased due to changes in the expected performance of certain CLOs.

Fee Earning AUM
Investment advisory fees earned from investment products the Company manages on behalf of third party investors are the Company's primary source of revenue. These fees typically consist of senior and subordinated management fees based on a percentage of the investment product's assets and, in some cases, incentive fees based on the returns the Company generates for investors in the products.

The Company's total loan-based Fee Earning AUM was approximately $12.3 billion as of September 30, 2013. During the quarter, the Company sponsored the issuance of one new CLO and increased subscriptions to other loan-based products, increasing Fee Earning AUM by approximately $607.2 million. New AUM mostly offset the declines in Fee Earning AUM for certain CLOs which have reached the end of their contractual reinvestment periods, after which capital is returned to investors as the loan assets underlying the CLOs repay principal. This reduction was higher than historical norms due to an increase in refinancing activity during the first half of the year. Incentive fees are generally paid to the Company as CLOs mature when the relevant incentive return hurdles and certain other restrictions have been met.

The following table summarizes Fee Earning AUM for the Company's significant loan-based products (1):

	September 30, 2013		June 30, 2013		September 30, 2012
(in thousands, except # of Products)	# of Products	Fee Earning AUM(2)	# of Products	Fee Earning AUM(2)	# of Products	Fee Earning AUM(2)
Post 2011 CLOs	7	$3,622,438	6	$3,219,531	2	$848,714
Legacy CLOs (3)	24	7,626,653	26	8,344,616	29	9,804,751
Total CLOs	31	11,249,091	32	11,564,147	31	10,653,465
Other loan-based products	4	1,031,464	3	822,534	2	320,042
AUM from loan-based products	35	$12,280,555	35	$12,386,681	33	$10,973,507

Explanatory Notes:

(1)
Table excludes Fee Earning AUM from non-core products, which consists of legacy ABS and Corporate Bond CDOs of $1.1 billion, $1.3 billion and $2.6 billion as of September 30, 2013, June 30, 2013 and September 30, 2012, respectively. Fee Earning AUM on CDOs are expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM generally reflects the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CLO as of the date of the last trustee report received for each CLO prior to the respective AUM date.

(3)	Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

.
Total loan-based Fee Earning AUM activity for the three and nine months ended September 30, 2013 are as follows ($ in thousands):

Activity during 3Q'13	Amount	Activity during YTD '13	Amount
June 30, 2013	$12,386,681	December 31, 2012	$11,844,898
CLO New Issuances	401,543	CLO New Issuances	2,029,180
CLO Principal Paydown	(615,231)	CLO Principal Paydown	(1,601,669)
CLO Calls, Redemptions and Sales	(76,154)	CLO Calls, Redemptions and Sales	(295,256)
Fund Subscriptions	205,614	Fund Subscriptions	388,211
Fund Redemptions	—	Fund Redemptions	(10,354)
Other (1)	(21,898)	Other (1)	(74,455)
September 30, 2013	$12,280,555	September 30, 2013	$12,280,555

Explanatory Note:

(1)	Other includes changes in collateral balances of CLOs between periods and market value changes in certain other loan-based products.

Liquidity
As of September 30, 2013, total cash and cash equivalents was $59.9 million, an increase of $12.2 million from $47.7 million as of December 31, 2012. The increase in cash and cash equivalents was primarily attributable to operating income (net of taxes), partially offset by net investment activity, and dividend payments of $2.1 million.

Investments
Total investments held by the company increased $14.0 million to $93.2 million as of September 30, 2013 from $79.2 million as of December 31, 2012. As of September 30, 2013, the Company's investments included CLO residual interests of $50.5 million(a), warehouses of $16.1 million(a), loans of $16.0 million and other loan-based products of $10.6 million. As of December 31, 2012, the Company's investments included CLO residual interests of $47.4 million(a), warehouses of $26.7 million(a) and other loan-based products of $5.1 million.

(a) Pursuant to GAAP, investments in consolidated CLO funds and Warehouses are not reported in "Investments at Fair Value" on our Consolidated Balance Sheets. See Appendix for a Reconciliation from GAAP to Non-GAAP - Consolidated Balance Sheets for further details.

Non-GAAP Financial Measures

The Company discloses financial measures that are calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“Non-GAAP”) as follows:

ENI is a non-GAAP financial measure of profitability which management uses in addition to GAAP Net income attributable to CIFC Corp. to measure the performance of its core business. The Company believes ENI reflects the nature and substance of the business, the economic results driven by investment advisory fee revenues from the management of client funds and earnings on the Company's investments. ENI represents net income (loss) attributable to CIFC Corp. before taxes, gains (losses) on disposition(s) of non-core assets, a portion of non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC (a significant stockholder in the Company) in June 2011, amortization and impairments of intangible assets, gains/(losses) on derivatives and contingent liabilities and certain non-recurring operating expenses and strategic transaction expenses (such as those associated with the mergers and acquisitions). ENI also presents investment advisory fee revenues net of any fee-sharing arrangements primarily resulting from mergers or acquisitions.

EBIT and EBITDA are also non-GAAP financial measures that management considers, in addition to net income (loss) attributable to CIFC Corp., to evaluate the Company's core performance. EBIT represents ENI before corporate interest expense and EBITDA represents EBIT before depreciation of fixed assets, a non-cash item.

ENI, EBIT and EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI, EBIT and EBITDA should be considered an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

A detailed calculation of ENI, EBIT and EBITDA and a reconciliation to the most comparable GAAP financial measure is included in the Appendix.

[Financial Tables to Follow in Appendix]
About CIFC

CIFC is a fundamentals-based, relative value credit manager. Our senior management team averages 30 years of credit experience having managed credit businesses in every cycle since the 1980’s. Headquartered in New York, CIFC is an SEC registered investment adviser and a publicly traded company (NASDAQ: CIFC). We currently serve over 200 institutional investors globally. For more information, please visit CIFC’s website at www.cifc.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect CIFC's current views with respect to, among other things, CIFC's operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. CIFC believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. CIFC undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Appendix - Table of Contents

•	Summary reconciliation of GAAP net income (loss) attributable to CIFC Corp. to Non-GAAP measures (ENI, EBIT and EBITDA) for the Three and Nine Months Ended September 30, 2013 and 2012 (unaudited)
•	Reconciliation of GAAP to Non-GAAP measures (GAAP basis Statement of Operations are adjusted to exclude the consolidation of VIEs) for the Three Months Ended September 30, 2013 and 2012 (unaudited)
•	Reconciliation of GAAP to Non-GAAP measures (GAAP basis Statement of Operations are adjusted to exclude the consolidation of VIEs) for the Nine Months Ended September 30, 2013 and 2012 (unaudited)
•	Reconciliation of GAAP to Non-GAAP measures (GAAP basis Balance Sheets are adjusted to exclude the consolidation of VIEs) as of September 30, 2013 and December 31, 2012 (unaudited)
•	Reconciliation from GAAP to Non-GAAP measures - Diluted Weighted Average Shares Outstanding (unaudited)

Appendix

Summary Reconciliation of GAAP Net income (loss) attributable to CIFC Corp. to Non-GAAP Measures (unaudited)

(In thousands) (unaudited)	3Q'13	3Q'12	YTD '13	YTD '12
GAAP Net income (loss) attributable to CIFC Corp.	$8,150	$688	$18,480	$(6,215)
Advisory fee sharing arrangements (1)	(3,490)	(2,511)	(13,388)	(7,143)
Compensation costs (2)	517	—	2,174	—
Insurance settlement received	—	—	—	(657)
Amortization and impairment of intangibles	3,573	3,649	11,721	14,772
Restructuring charges	—	—	—	3,923
Net (gain)/loss on contingent liabilities, derivatives and other	(1,099)	6,048	(1,598)	10,037
Strategic transactions expenses (3)	—	657	—	657
Gain on sales of contracts (4)	(634)	—	(1,386)	(5,772)
Income tax expense (benefit)	6,214	(1,757)	15,812	2,741
Total reconciling and non-recurring items	5,081	6,086	13,335	18,558
ENI	$13,231	$6,774	$31,815	$12,343
Add: Corporate interest expense	1,460	1,487	4,394	4,422
EBIT	$14,691	$8,261	$36,209	$16,765
Add: Depreciation of fixed assets	182	153	530	324
EBITDA	$14,873	$8,414	$36,739	$17,089

Explanatory Notes:

(1)
The Company shares advisory fees on certain of the CLOs it manages (for example, advisory fees on certain acquired funds are shared with the party that sold the funds to CIFC). Investment advisory fees are presented on a gross basis for GAAP and on a net basis for Non-GAAP ENI.

(2)
For the three and nine months ended September 30, 2013, compensation has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent Holdings LLC (as significant stockholder in the Company) in 2011 and sharing of incentive fees with certain former employees established in connection with the Company's Columbus Nova Credit Investments Management, LLC Acquisition ("CNCIM").

(3)	These expenses relate to the strategic relationship transaction with General Electric Capital Corporation.

(4)	Gains relate to the sale of the rights to manage Gillespie CLO PLC in January 2012.

Reconciliation from GAAP to Non-GAAP Measures - Consolidated Statements of Operations (unaudited) (1)

	3Q'13			3Q'12
(In thousands) (unaudited)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Investment advisory fees	$1,763	$20,874	$22,637	$2,750	$13,374	$16,124
Net investment income	159	4,466	4,625	76	2,370	2,446
Total net revenues	1,922	25,340	27,262	2,826	15,744	18,570
Expenses
Compensation and benefits	6,717	—	6,717	5,188	—	5,188
Professional services	736	—	736	1,220	—	1,220
General and administrative expenses	1,963	—	1,963	1,237	—	1,237
Depreciation and amortization	3,755	—	3,755	3,802	—	3,802
Total expenses	13,171	—	13,171	11,447	—	11,447
Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments at fair value	287	(287)	—	291	(291)	—
Net gain (loss) on contingent liabilities at fair value	1,099	—	1,099	(6,059)	—	(6,059)
Corporate interest expense	(1,460)	—	(1,460)	(1,487)	—	(1,487)
Net gain on the sale of management contracts	634	—	634	—	—	—
Strategic transactions expenses	—	—	—	(657)	—	(657)
Other, net	—	—	—	11	—	11
Net other income (expense) and gain (loss)	560	(287)	273	(7,901)	(291)	(8,192)
Operating income (loss)	(10,689)	25,053	14,364	(16,522)	15,453	(1,069)
Net results of Consolidated VIEs	22,765	(22,765)	—	(153,548)	153,548	—
Income (loss) before income tax (expense) benefit	12,076	2,288	14,364	(170,070)	169,001	(1,069)
Income tax (expense) benefit	(6,214)	—	(6,214)	1,757	—	1,757
Net income (loss)	5,862	2,288	8,150	(168,313)	169,001	688
Net (income) loss attributable to noncontrolling interest in Consolidated VIEs	2,288	(2,288)	—	169,001	(169,001)	—
Net income (loss) attributable to CIFC Corp.	$8,150	$—	$8,150	$688	$—	$688

Explanatory Note:

(1)
The Consolidated Statements of Operations have been adjusted to present on a deconsolidated non-GAAP basis, which eliminates the impact of Consolidated VIEs. Management uses these statements in addition to GAAP to measure the performance of its core business.

Reconciliation from GAAP to Non-GAAP Measures - Consolidated Statements of Operations (continued) (1)

	YTD '13			YTD '12
(In thousands) (unaudited)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Investment advisory fees	$6,646	$62,588	$69,234	$8,048	$36,787	$44,835
Net investment income	256	8,356	8,612	224	4,330	4,554
Total net revenues	6,902	70,944	77,846	8,272	41,117	49,389
Expenses
Compensation and benefits	21,227	—	21,227	16,479	—	16,479
Professional services	3,374	—	3,374	3,620	—	3,620
General and administrative expenses	5,290	—	5,290	4,401	—	4,401
Depreciation and amortization	12,251	—	12,251	13,325	—	13,325
Impairment of intangible assets	—	—	—	1,771	—	1,771
Restructuring charges	—	—	—	3,923	—	3,923
Total expenses	42,142	—	42,142	43,519	—	43,519
Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments at fair value	887	(887)	—	434	(603)	(169)
Net gain (loss) on contingent liabilities at fair value	1,598	—	1,598	(9,400)	—	(9,400)
Corporate interest expense	(4,394)	—	(4,394)	(4,422)	—	(4,422)
Net gain on the sale of management contracts	1,386	—	1,386	5,772	—	5,772
Strategic transactions expenses	—	—	—	(657)	—	(657)
Other, net	(2)	—	(2)	(468)	—	(468)
Net other income (expense) and gain (loss)	(525)	(887)	(1,412)	(8,741)	(603)	(9,344)
Operating income (loss)	(35,765)	70,057	34,292	(43,988)	40,514	(3,474)
Net results of Consolidated VIEs	122,925	(122,925)	—	(97,335)	97,335	—
Income (loss) before income tax (expense) benefit	87,160	(52,868)	34,292	(141,323)	137,849	(3,474)
Income tax (expense) benefit	(15,812)	—	(15,812)	(2,741)	—	(2,741)
Net income (loss)	71,348	(52,868)	18,480	(144,064)	137,849	(6,215)
Net (income) loss attributable to noncontrolling interest in Consolidated VIEs	(52,868)	52,868	—	137,849	(137,849)	—
Net income (loss) attributable to CIFC Corp.	$18,480	$—	$18,480	$(6,215)	$—	$(6,215)

Explanatory Note:

(1)
The Consolidated Statements of Operations have been adjusted to present on a deconsolidated non-GAAP basis, which eliminates the impact of Consolidated VIEs. Management uses these statements in addition to GAAP to measure the performance of its core business.

Reconciliation from GAAP to Non-GAAP - Consolidated Balance Sheets (unaudited) (1)

	September 30, 2013			December 31, 2012
(In thousands) (unaudited)	GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Assets
Cash and cash equivalents	$59,930	$—	$59,930	$47,692	$—	$47,692
Due from brokers	3,988	—	3,988	1,150	—	1,150
Restricted cash and cash equivalents	1,699	—	1,699	1,612	—	1,612
Investments at fair value	26,569	66,625	93,194	5,058	74,176	79,234
Receivables	3,421	3,570	6,991	2,432	2,675	5,107
Prepaid and other assets	3,889	—	3,889	5,392	—	5,392
Deferred tax asset, net	54,331	—	54,331	50,545	—	50,545
Equipment and improvements, net	3,929	—	3,929	3,979	—	3,979
Intangible assets, net	31,417	—	31,417	43,136	—	43,136
Goodwill	76,000	—	76,000	76,000	—	76,000
Subtotal	265,173	70,195	335,368	236,996	76,851	313,847
Total assets of Consolidated VIEs	10,830,724	(10,830,724)	—	10,267,915	(10,267,915)	—
Total Assets	$11,095,897	$(10,760,529)	$335,368	$10,504,911	$(10,191,064)	$313,847
Liabilities
Due to brokers	$19,891	$—	$19,891	$—	$—	$—
Accrued and other liabilities	13,575	—	13,575	15,734	—	15,734
Deferred purchase payments	2,593	—	2,593	4,778	—	4,778
Contingent liabilities at fair value	19,138	—	19,138	33,783	—	33,783
Long-term debt	138,915	—	138,915	138,233	—	138,233
Subtotal	194,112	—	194,112	192,528	—	192,528
Total non-recourse liabilities of Consolidated VIEs	10,629,632	(10,629,632)	—	10,113,035	(10,113,035)	—
Total Liabilities	10,823,744	(10,629,632)	194,112	10,305,563	(10,113,035)	192,528
Equity
Common stock	21	—	21	21	—	21
Treasury stock	(915)	—	(915)	(664)	—	(664)
Additional paid-in capital	959,201	—	959,201	955,407	—	955,407
Accumulated other comprehensive income (loss)	—	—	—	(3)	—	(3)
Retained earnings (deficit)	(817,051)	—	(817,051)	(833,442)	—	(833,442)
Total CIFC Corp. Stockholder's Equity	141,256	—	141,256	121,319	—	121,319
Appropriated retained earnings (deficit) of Consolidated VIEs	130,897	(130,897)	—	78,029	(78,029)	—
Total Equity	272,153	(130,897)	141,256	199,348	(78,029)	121,319
Total Liabilities and Stockholders' Equity	$11,095,897	$(10,760,529)	$335,368	$10,504,911	$(10,191,064)	$313,847

Explanatory Note:

(1)
The Consolidated Balance Sheets have been adjusted to present a deconsolidated non-GAAP statements, which eliminates the impact of Consolidated VIEs. Management uses these statements in addition to GAAP to measure the performance of its core business.

Reconciliation of GAAP to Non-GAAP Measures - Weighted Average Shares Outstanding (unaudited)

The table below represents Non-GAAP weighted average diluted shares outstanding (1):

(In thousands) (unaudited)	3Q'13	3Q'12	YTD '13	YTD '12
Basic GAAP Weighted-average Shares	20,798	19,957	20,802	20,201
Add: Convertible Notes (2)	4,132	—	4,132	—
Add: Stock Options (3)	225	1,834	229	—
Add: Warrants (3)	408	117	494	—
Diluted GAAP Weighted-average Shares	25,563	21,908	25,657	20,201

Less: GAAP - Stock Options Dilutive Effect	(225)	(1,834)	(229)	—
Add: ENI - Convertible Notes (2)	—	4,132	—	4,132
Add: ENI - Stock Options (3)	601	612	713	380
Add: ENI - Warrants (3)	—	—	—	83
Diluted ENI Weighted-average Shares	25,939	24,818	26,141	24,796

Explanatory Notes:

(1)
Total diluted ENI weighted-average shares represents the pre-tax effect of weighted average shares outstanding. Dilution assumes (i) that shares are purchased from proceeds received from the exercise of dilutive options, (ii) the conversion of the convertible notes, and (iii) that all dilutive warrants have been fully exercised.

(2)	For the three and nine months ended September 30, 2012, convertible notes were not included in diluted GAAP weighted-average shares outstanding, as the notes were anti-dilutive during the periods.

(3)
For the nine months ended September 30, 2012, dilutive shares related to options and warrants were not included in diluted GAAP weighted-average shares outstanding, as they were anti-dilutive during the periods.